                                                                 EXHIBIT 10.18.1


         THE SHARES ISSUABLE PURSUANT TO THIS AGREEMENT ARE SUBJECT TO AN OPTION TO REPURCHASE AND A RIGHT OF FIRST REFUSAL PROVIDED UNDER THE PROVISIONS OF THE COMPANY'S 1997 STOCK OPTION PLAN AND THIS AGREEMENT ENTERED INTO PURSUANT THERETO. A COPY OF SUCH PLAN IS AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.


                        CAPSTAR BROADCASTING CORPORATION
                             1997 STOCK OPTION PLAN

                        INCENTIVE STOCK OPTION AGREEMENT

                                 June 20, 1997

Address

Re:      Grant of Stock Option

Dear [SEE SCHEDULE I ATTACHED HERETO]:

         The Board of Directors of Capstar Broadcasting Corporation (the "Company") has adopted the Company's 1997 Stock Option Plan (the "Plan") for certain individuals, directors and key employees of the Company and its Related Entities. A copy of the Plan is being furnished to you concurrently with the execution of this Option Agreement and shall be deemed a part of this Option Agreement as if fully set forth herein. Unless the context otherwise requires, all terms defined in the Plan shall have the same meaning when used herein.

         1.      The Grant.

         Subject to the conditions set forth below, the Company hereby grants to you, effective as of [SEE SCHEDULE I ATTACHED HERETO] (the "Grant Date"), as a matter of separate inducement and not in lieu of any salary or other compensation for your services, the right and option to purchase (the "Option"), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of [SEE SCHEDULE I ATTACHED HERETO] shares of Common Stock of the Company (the "Option Shares"), at the Exercise Price (as hereinafter defined). As used herein, the term "Exercise Price" shall mean a price equal to [SEE SCHEDULE I ATTACHED HERETO] per share, subject to the adjustments and limitations set forth herein and in the Plan. The Option granted hereunder is intended to constitute an Incentive Option within the meaning of the Plan; however, you should consult with your tax advisor concerning the proper reporting of any federal or state tax liability that may arise as a result of the grant or exercise of the Option.

         2.      Exercise.

                 (a) For purposes of this Option Agreement, the Option Shares shall be deemed "Nonvested Shares" unless and until they have become "Vested Shares." Except as otherwise
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provided in Section 3, the Option Shares shall become "Vested Shares" with respect to 20% of the Option Shares, on the first anniversary of the Grant Date, and 1/60th of the Option Shares shall vest on the last day of each calendar month thereafter, so that all of the Option Shares shall be vested 60 months after the Grant Date, provided that vesting shall cease upon your ceasing to be an employee of the Company or a Related Entity as expressly provided in Section 3 hereof.

                 (b) Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option to purchase all or a portion of the applicable number of Vested Shares at any time prior to the termination of the Option pursuant to this Option Agreement. In no event shall you be entitled to exercise the Option for any Nonvested Shares or for a fraction of a Vested Share.

                 (c) The unexercised portion of the Option, if any, will automatically, and without notice, terminate and become null and void upon the expiration of six (6) years from the Grant Date; provided, however, if on the Grant Date you own stock of the Company, or any Related Entity, possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Entity, such Option shall become null and void upon the expiration of five (5) years from the Grant Date.

                 (d) Any exercise by you of the Option shall be in writing addressed to the Secretary of the Company at its principal place of business (a copy of the form of exercise to be used will be available upon written request to the Secretary), and shall be accompanied by a certified or bank check payable to the order of the Company in the full amount of the Exercise Price of the shares so purchased, or in such other manner as described in the Plan and approved by the Committee.

         The terms and provisions of the employment agreement, if any, between you and the Company or any Related Entity (the "Employment Agreement") that relate to or affect the Option are incorporated herein by reference. Notwithstanding the foregoing provisions of this Section 2, in the event of any conflict or inconsistency between the terms and conditions of this Section 2 and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall be controlling.

         3.      Termination of Employment.

         Upon the termination of your employment with the Company or any Related Entity, you may, until the earlier of (x) 30 days from the date of such termination or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Shares which you were entitled to purchase immediately prior to such termination and, thereafter, the Option shall, to the extent not previously exercised, automatically terminate and become null and void, provided that:

                 (a) in the case of termination of your employment with the Company or any Related Entity due to death, your estate (or any Person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of your death) may, until the earlier of (x) the 181st day after the date of death or (y) the expiration of the Option in accordance with its terms,



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
exercise the Option with respect to all or any part of the Vested Shares which you were entitled to purchase immediately prior to the time of your death;

                 (b) in the case of termination of your employment with the Company or any Related Entity due to Disability, you or your legal representative may, until the earlier of (x) the 181st day after the date your employment was terminated or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Shares which you were entitled to purchase immediately prior to the time of such termination;

                 (c) in the case of termination of your employment with the Company or any Related Entity (i) for Good Cause (as determined by the Committee in its sole judgment in accordance with the Plan and this Agreement), then you shall immediately forfeit your rights under the Option except as to those Option Shares already purchased.

         Notwithstanding the foregoing provisions of this Section 3, in the event of any conflict or inconsistency between the terms and conditions of this
Section 3 and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall be controlling.

         4.      Transferability.

         Except as provided in Section 7 hereof, the Option and any rights or interests therein are not assignable or transferable by you except by will or the laws of descent and distribution, and during your lifetime, the Option shall be exercisable only by you or, in the event that a legal representative has been appointed in connection with your Disability, such legal representative. Any Option Shares received upon exercise of this Option are subject to the Company's Right of First Refusal (as defined in the Plan).

         To assure the enforceability of the Company's rights under this
Section 4 in regard to the Right of First Refusal, each certificate or instrument representing Common Stock or an Option held by you shall bear a conspicuous legend in substantially the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL PROVIDED UNDER THE PROVISIONS OF THE COMPANY'S 1997 STOCK OPTION PLAN AND A STOCK OPTION AGREEMENT ENTERED INTO PURSUANT THERETO. A COPY OF SUCH OPTION PLAN AND OPTION AGREEMENT ARE AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

         5.      Registration.

         The Company shall not in any event be obligated to file any registration statement under the Securities Act or any applicable state securities laws to permit exercise of the Option or to issue any Common Stock in violation of the Securities Act or any applicable state securities laws. You (or in the event of your death or, in the event a legal representative has been appointed in connection with





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
your Disability, the Person exercising the Option) shall, as a condition to your right to exercise the Option, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of the Option Shares pursuant to such exercise is not required to be registered under the Securities Act or any applicable state securities laws.

         Certificates for Option Shares, when issued, shall have substantially the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

         The foregoing legend may not be required for Option Shares issued pursuant to an effective registration statement under the Securities Act and in accordance with applicable state securities laws.

         6.      Withholding Taxes.

         By acceptance hereof, you hereby (i) agree to reimburse the Company or any Related Entity by which you are employed for any federal, state or local taxes required by any government to be withheld or otherwise deducted by such corporation in respect of your exercise of all or a portion of the Option, (ii) authorize the Company or any Related Entity by which you are employed to withhold from any cash compensation paid to you or on your behalf, an amount sufficient to discharge any federal, state and local taxes imposed on the Company, or the Related Entity by which you are employed, and which otherwise has not been reimbursed by you, in respect of your exercise of all or a portion of the Option, and (iii) agree that the Company may, in its discretion, hold the stock certificate to which you are entitled upon exercise of the Option as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld.

         7.      Purchase Option.

                 (a) If (i) your employment with the Company or a Related Entity terminates for any reason at any time or (ii) a Change of Control occurs, the Company and/or its designees) shall have the option (the "Purchase Option") to purchase, and if the option is exercised, you (or your executor or the administrator of your estate or the Person who acquired the right to exercise the





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
Option by bequest or inheritance in the event of your death, or your legal representative in the event of your incapacity (hereinafter, collectively with such optionee, the "Grantor")) shall sell to the Company and/or its assignee(s), all or any portion (at the Company's option) of the Option Shares and/or the Option held by the Grantor (such Option Shares and Option collectively being referred to as the "Purchasable Shares"), subject to the Company's compliance with the conditions hereinafter set forth.

                 (b) The Company shall give notice in writing to the Grantor of the exercise of the Purchase Option within one (1) year from the date of the termination of your employment or engagement or such Change of Control. Such notice shall state the number of Purchasable Shares to be purchased and the determination of the Board of Directors of the Fair Market Value per share of such Purchasable Shares. If no notice is given within the time limit specified above, the Purchase Option shall terminate.

                 (c) The purchase price to be paid for the Purchasable Shares purchased pursuant to the Purchase Option shall be, in the case of any Option Shares, the Fait Market Value per share times the number of shares being purchased, and in the case of the Option, the Fair Market Value per share times the number of Vested Shares subject to such Option which are being purchased, less the applicable per share Exercise Price. The purchase price shall be paid in cash. The closing of such purchase shall take place at the Company's principal executive offices within ten (10) days after the purchase price has been determined. At such closing, the Grantor shall deliver or shall cause to be delivered to the purchasers) the certificates or instruments evidencing the Purchasable Shares being purchased, duly endorsed (or accompanied by duly executed stock powers) and otherwise in good form for delivery, against payment of the purchase price by check of the purchasers). In the event that, notwithstanding the foregoing, the Grantor shall have failed to obtain the release of any pledge or other encumbrance on any Purchasable Shares by or upon the scheduled closing date, at the option of the purchasers) the closing shall nevertheless occur on such scheduled closing date, with the cash purchase price being reduced to the extent of all unpaid indebtedness for which such Purchasable Shares are then pledged or encumbered.

                 (d) To assure the enforceability of the Company's rights under this Section 7, each certificate or instrument representing Option Shares subject to this Option Agreement shall bear a conspicuous legend in substantially the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION TO REPURCHASE PROVIDED UNDER THE PROVISIONS OF THE COMPANY'S 1997 STOCK OPTION PLAN AND A STOCK OPTION AGREEMENT ENTERED INTO PURSUANT THERETO. A COPY OF SUCH OPTION PLAN AND OPTION AGREEMENT ARE AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

                 (e) The Company's rights under this Section 7 shall terminate upon the consummation of a Qualifying Public Offering (as defined in the Plan).





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
         8.      Consent to Approved Sale.

         If the Board and the holders of a majority of the Common Stock then outstanding approve the Sale of the Company to an independent third party (the "Approved Sale"), you shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of capital stock, you shall agree to sell all of your Option Shares and rights to acquire Option Shares on the terms and conditions approved by the Board of Directors and the holders of a majority of the Common Stock then outstanding. You shall take all necessary and desirable actions in connection with the consummation of the Approved Sale. For purposes of this Section 8, an "independent third party" is any person who does not own in excess of 5% of the Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Common Stock and who is not the spouse, ancestor, descendant (by birth or adoption) or descendent of a grandparent of any such 5% owner of the Common Stock. If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated pursuant to the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), you shall, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 promulgated pursuant to the Securities Act) reasonably acceptable to the Company. If you appoint the purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if you decline to appoint the purchaser representative designated by the Company you shall appoint another purchaser representative (reasonably acceptable to the Company), and you shall be responsible for the fees of the purchaser representative so appointed.

         9. Adjustments. In the event that, by reason of any merger, consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company (collectively, a "Reorganization"), the Common Stock is substituted, combined, or changed into any cash, property, or other securities, or the shares of Common Stock are changed into a greater or lesser number of shares of Common Stock, the number and/or kind of shares and/or interests subject to an Option and the per share price or value thereof shall be appropriately adjusted by the Committee to give appropriate effect to such Reorganization, such that the Option shall thereafter be exercisable for such securities, cash, and/or other property as would have been received in respect of the Option Shares subject to the Option had the Option been exercised in full immediately prior to such event. Any fractional shares or interests resulting from such adjustment shall be eliminated. Notwithstanding the foregoing, (i) each such adjustment shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render the Option not to be an "incentive stock option" for purposes of Section 422 of the Code.

         10.     Miscellaneous.

                 (a) This Option Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

                 (b) This Option Agreement is not a contract of employment and the terms of your employment shall not be affected by, or construed to be affected by, this Option Agreement, except





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
to the extent specifically provided herein. Nothing herein shall impose, or be construed as imposing, any obligation (i) on the part of the Company or any Related Entity to continue your employment, or (ii) on your part to remain in the employ of the Company or any Related Entity.

                 (c)      This Option Agreement may be amended as provided in
Section 19 of the Plan.



                  [Remainder of page intentionally left blank]





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
         Please indicate your acceptance of all the terms and conditions of the Option and the Plan by signing and returning a copy of this Option Agreement.


                                                   Very truly yours,

                                                   CAPSTAR BROADCASTING
                                                   CORPORATION



                                                   By:
                                                      --------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------


ACCEPTED:



--------------------------------
Signature of Optionee



[SEE SCHEDULE I ATTACHED HERETO]
--------------------------------
Name of Optionee (Please Print)
Date:  June 20, 1997





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

                                                        SCHEDULE I
                                                        ----------


              Name                            Grant Date         Option Shares        Exercise Price/Share
             -----                            ----------         -------------        --------------------
 James T. Shea*                                 11/26/96             300,000                   $1.00

 Jay Sterin*                                    10/16/96             294,700                    1.00

 Charles Di Toro*                               10/16/96             205,800                    1.00

 Judy Jennings*                                 11/26/96             113,820                    1.00

 Patia Gaugh*                                   Various               75,000                 Various

 Sharon Chambers*                               Various              100,000                 Various

 Scott Bacherman*                               11/26/96             243,600                    1.00

 Rich Lewis*                                    11/26/96             205,800                    1.00

 Marc Berman*                                   11/26/96             190,960                    1.00

 R. Steven Hicks                                02/20/97             454,545                    1.10

 William S. Banowsky, Jr.                       02/20/97             454,545                    1.10

 Paul D. Stone                                  02/20/97             454,545                    1.10

 Kathy Archer                                   02/20/97              10,000                    1.10

 Brian Check*                                   11/18/96              54,820                    1.00

 Rich Dickerson*                                11/18/96              54,880                    1.00

 Lisa Dollinger                                 02/20/97              10,000                    1.10

 Robin Faller*                                  11/18/96              31,300                    1.00

 Dan Dougherty*                                 11/18/96              31,300                    1.00

 Sandy Fry                                      02/20/97              10,000                    1.10

 Bill Hess*                                     11/18/96              41,300                    1.00

 Doug Hillard*                                  11/18/96              68,600                    1.00

 Kaci Kearns*                                   11/18/96              34,250                    1.00

 Jill LaPierre*                                 02/03/97              27,400                    1.00

 Gail Laubach*                                  11/18/96              41,300                    1.00

 Greg Martin*                                   11/18/96              57,450                    1.00

 Suzanne Martinelli*                            11/18/96              68,600                    1.00

 Kabir Master*                                  11/18/96              27,400                    1.00

 Peter Mutino*                                  11/18/96              27,400                    1.00

 Lorna Potter*                                  11/18/96              57,450                    1.00





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

                   Name                        Grant Date         Option Shares        Exercise Price/Share
                   ----                        ----------         -------------        --------------------
 Faith Ringelheim*                              11/18/96              27,400                   $1.00

 Chris Taylor*                                  11/18/96              68,600                    1.00

 Warren Taylor                                  02/20/97              20,000                    1.10

 Michael Waite*                                 11/18/96              34,250                    1.00

 Dave Widmer*                                   11/18/96              57,450                    1.00

 Bill McMartin                                  02/20/97              50,000                    1.10

 Larry Anderson                                 02/20/97              50,000                    1.10

 Mike Mangan                                    02/20/97              50,000                    1.10

 Charlie Hillebrand                             02/20/97              40,000                    1.10

 Mark Bass                                      02/20/97              30,000                    1.10

 Glenn Powers                                   02/20/97              30,000                    1.10

 Pete Longley                                   02/20/97              10,000                    1.10

 Kenn Maas                                      02/20/97              10,000                    1.10

 Hilda Bebo                                     02/20/97               5,000                    1.10

 John Soller                                    02/20/97               5,000                    1.10

 James Pagano*                                  11/18/96              41,300                    1.00

*Such Option Agreements provide that the option shares shall vest in three equal, consecutive installments, commencing on the first anniversary of the grant date.





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